As filed with the Securities and Exchange Commission on March 23, 2005

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRW AUTOMOTIVE HOLDINGS CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	12001 Tech Center Drive Livonia, Michigan 48150 (734) 855-2600	81-0597059 (I.R.S. Employer Identification Number)
(Address, including zip code, of Registrant’s principal executive offices)

TRW Canada Limited Employee Savings Plan
(Full title of the plan)

David L. Bialosky, Esq.
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(734) 855-2600
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum Offering	Proposed Maximum
Title of Each Class of Securities	Amount to be	Price	Aggregate Offering		Amount of
to be Registered	Registered (1)	Per Share (2)	Price		Registration Fee
Common Stock, $0.01 par value, per share	10,000,000 shares	$20.575	$205,750,000	(2)	$24,217

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c) this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan described herein.

(2)	This figure (calculated on the basis of the average of the high and low prices of TRW Automotive Holdings Corp. Common Stock on the New York Stock Exchange on March 18, 2005) is estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per unit of participation in the Plan will vary from time to time depending upon the market value of securities held in the fund and other factors. Contributions to the Plan are a percentage of the participant’s compensation (though the participant may make lump sum contributions) and are accounted for in Canadian dollars.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (Not required to be filed as part of this registration statement)

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed by TRW Automotive Holdings Corp. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), are incorporated by reference in this registration statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004;

(b) the Registrant’s Current Reports on Form 8-K filed January 3, 2005, January 11, 2005, January 21, 2005, February 1, 2005, February 17, 2005, February 25, 2005, March 10, 2005, March 17, 2005 and March 22, 2005 and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, after December 31, 2004; and

(c) the description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 27, 2004 (including the information set forth in the Registrant’s Prospectus dated February 2, 2004 and filed with the SEC on February 3, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the heading “Description of Capital Stock” constituting part of the Registrant’s Registration Statement, as amended, on Form S-1 (File No. 333-110513), which information is incorporated into the Form 8-A by reference), including any amendments and reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or by the TRW Canada Limited Employee Savings Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the ‘‘DGCL’’) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Article VIII and Article IX of the Registrant’s Second Amended and Restated Certificate of Incorporation provide that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant may indemnify directors and officers of the Registrant to the fullest extent permitted by the DGCL.

     Article IV of the Registrant’s Third Amended and Restated By-laws provides that:

     With respect to third party claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or, if at a time when he or she was a director or officer of the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a director, officer, partner, member, trustee, fiduciary, employee or agent (a ‘‘Subsidiary Officer’’) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an ‘‘Affiliated Entity’’), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the Registrant and (ii) the Registrant shall not be obligated to indemnify against any amount paid in settlement unless the Registrant has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Registrant or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the Registrant or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the Registrant in a specific case as permitted by the Third Amended and Restated By-laws.

     The Registrant’s Third Amended and Restated By-laws also provides that, with respect to derivative claims, the Registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer to the Registrant, is or was serving at the request of, or to represent the interests of, the Registrant as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the Registrant shall not be obligated to indemnify a director or officer of the Registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the Registrant commenced by such Person, but such indemnification may be provided by the Registrant in any specific case as permitted under the Third Amended and Restated By-laws.

     The Registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Registrant may, in such capacities, incur.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit Number	Documents
4.1	Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

4.2	Third Amended and Restated By-Laws of TRW Automotive Holdings Corp. incorporated by reference to the Current Report Form 8-K of TRW Automotive Holdings Corp., (File No. 001-31970) filed November 17, 2004

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney of the Directors of TRW Automotive Holdings Corp.

Item 9. Undertakings

     (a) Rule 415 offering. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange of Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on this 23 day of March 2005.

TRW AUTOMOTIVE HOLDINGS CORP.
By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* John C. Plant	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2005

* Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2005

*	Controller (Principal Accounting Officer)	March 23, 2005

Tammy S. Mitchell

* Joshua H. Astrof	Director	March 23, 2005

* Francois J. Castaing	Director	March 23, 2005

* Robert L. Friedman	Director	March 23, 2005

* J. Michael Losh	Director	March 23, 2005

* Michael J. O’Neill	Director	March 23, 2005

* Paul H. O’Neill	Director	March 23, 2005

* Neil P. Simpkins	Director	March 23, 2005

*By: /s/ David L. Bialosky David L. Bialosky, as Attorney-in-Fact		March 23, 2005

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23 day of March, 2005.

TRW CANADA LIMITED EMPLOYEE SAVINGS PLAN

/s/ Steve Kiwicz

Steve Kiwicz	March 22, 2005

TRW AUTOMOTIVE HOLDINGS CORP.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. incorporated by reference from Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

4.2	Third Amended and Restated By-Laws of TRW Automotive Holdings Corp. Incorporated by reference to the Current Report Form 8-K of TRW Automotive Holdings Corp., (File No. 001-31970) filed November 17, 2004

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney of the Directors of TRW Automotive Holdings Corp.